CONFIDENTIAL

EXECUTION VERSION

EXHIBIT 10.2

In this document, “[***]” indicates that certain confidential information has been redacted from this document because it is both (i) not material to investors and (ii) likely to cause competitive harm to the Company if publicly disclosed.

FIRST AMENDMENT TO BAW SENSOR SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO BAW SENSOR SUPPLY AGREEMENT (this “Amendment”) is entered into this 4th day of October, 2023 (the “Amendment Effective Date”) by and among Qorvo Biotechnologies, LLC, having its principal place of business at 14505 21st Ave. N., Suite 212, Plymouth, MN 55447 (“Qorvo”), Qorvo US, Inc., having its principal place of business at 7628 Thorndike Road, Greensboro, NC 27409-9421 (“Parent”), Zomedica Inc., having its principal place of business at 100 Phoenix Drive, Suite 190, Ann Arbor, MI 48108 (“Zomedica”) and Zomedica Corp., having its principal place of business at 100 Phoenix Drive, Suite 190, Ann Arbor, MI 48108 (“Zomedica Corp.”). Each of Qorvo, Parent and Zomedica may hereafter be referred to as a “Party” or collectively as the “Parties.”

WHEREAS, Qorvo and Zomedica entered into a BAW Sensor Supply Agreement effective as of January 17, 2023 (the “Agreement”) and Zomedica Corp. is a party to the Agreement solely for the purposes of Section 12.5 thereof;

WHEREAS, pursuant to that certain LLC Membership Interest Purchase Agreement, dated as of the Amendment Effective Date, between Parent and Zomedica, Zomedica purchased from Parent, and Parent sold to Zomedica, all of the issued and outstanding membership interests of Qorvo;

WHEREAS, Qorvo wishes to assign the Agreement to Parent so that Parent will continue to supply BAW Sensors to Zomedica following the acquisition of Qorvo by Zomedica, and Parent is willing to accept such assignment;

WHEREAS, the Parties wish to make such further changes to the Agreement as set forth in this Amendment; and

WHEREAS, pursuant to Section 12.12 of the Agreement, any amendment, supplement or modification of or to any provision of the Agreement will be effective only if made or given in writing and signed by Qorvo and Zomedica.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Parties and Zomedica Corp., intending to be legally bound, agree as follows:

1.	Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

2.	Assignment of the Agreement to Parent. Qorvo hereby irrevocably assigns, transfers, delivers and conveys to Parent all of Qorvo’s right, title and interest in and to the Agreement and Parent hereby accepts such assignment and assumes all of Qorvo’s liabilities and obligations thereunder. All references to Qorvo in the Agreement (including as amended hereby) shall hereinafter mean Parent.

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3.	Definitions. The definitions of BAW Sensor and Field under the Agreement are hereby amended and restated in their entirety as follows and the definitions of Amendment Effective Date and Pickmap are hereby added to Section 1 of the Agreement as follows:

“Amendment Effective Date” means October 4, 2023.

“BAW Sensor” means [***].

“Pickmap” means [***].

“Field” means the practice of human and veterinary medicine for the health and wellbeing of any human or non-human animal (both domesticated and wild).

4.	Supply of BAW Sensors. Sections 2.1.1 and 2.1.2 of the Agreement are hereby amended and restated in their entirety as follows:

2.1.1 During the Term, Qorvo will manufacture and supply (or will have manufactured and supplied) to Zomedica BAW Sensors upon the terms and conditions set forth in this Agreement (it being understood that such supply of BAW Sensors will include the Pickmaps associated therewith). The BAW Sensors will conform to the Specifications.

2.1.2. In the event that Qorvo makes a modification to the Specifications after the Effective Date and discontinues its production of BAW Sensors conforming to the Specifications in existence as of the Effective Date, Qorvo shall provide Zomedica with at least [***] prior written notice of such modification. Within [***] following its receipt of such notice, Zomedica shall provide written notice to Qorvo of its acceptance or rejection of such modification. If Zomedica wishes to purchase an additional supply of BAW Sensors conforming to the Specifications in existence as of the Effective Date, Zomedica will submit to Qorvo, during such [***] period, one or more final, binding Purchase Orders and Qorvo shall use reasonable efforts to make available to Zomedica for purchase at least [***]; provided that (a) Zomedica must provide written notice of such [***] simultaneously with its acceptance or rejection of the modification and (b) Qorvo may adjust the Prices, in Qorvo’s reasonable discretion, as necessary based on the costs and expenses to Qorvo of supplying such BAW Sensors (it being understood that, in no event shall Qorvo be obligated to fulfill any such Purchase Order if Zomedica does not agree to such adjusted Prices). Further, in the event that Zomedica rejects such modification, Zomedica shall not be obligated under either the Forecast or under Section 2.5 to purchase any BAW Sensors with modified Specifications.

5.	Restrictions on Use of BAW Sensors. Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

2.2. Restrictions on Use of BAW Sensors.

2.2.1. Notwithstanding anything in this Agreement to the contrary, Zomedica shall not cause or permit any other Person to, use any BAW Sensors except solely in connection with developing, manufacturing and commercializing Products in the Field during the Term. Zomedica shall not, and Zomedica shall not cause or permit any other Person to, use any BAW Sensors for any other purpose, including any sale or offer for sale of any BAW Sensor on a standalone basis. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, Qorvo does not grant to Zomedica or any of its Affiliates any license or other right, title or interest in, to or under any BAW Sensor IP or, except as expressly provided herein, otherwise with respect to any BAW Sensors, and all such right, title and interest is expressly retained and reserved by Qorvo on behalf of itself and its Affiliates.

2.2.2. [***].

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6.	Exclusivity. Section 2.7 of the Agreement is hereby amended and restated in its entirety as follows:

2.7. Exclusivity. Solely during the period commencing on the Effective Date and continuing until any termination of this Agreement pursuant to Section 10.3, Qorvo shall not supply any BAW Sensors to any Third Parties specializing in veterinary medicine to make, use or sell diagnostic instruments, Assays or Cartridges in the Exclusive Field. For purposes of this Section 2.7, “Exclusive Field” means the practice of veterinary medicine for the health and wellbeing of any non-human animal (both domesticated and wild). For the avoidance of doubt, the Exclusive Field excludes any and all human uses and applications.

7.	BAW Sensor Discontinuance. Section 4.2 of the Agreement is hereby amended and restated in its entirety as follows:

4.2 BAW Sensor Discontinuance. Qorvo shall use best efforts to provide notice to Zomedica at least [***] in advance of any discontinuance by Qorvo of any BAW Sensor during the Term (a “Discontinuance” and such notice, a “Notice of Discontinuance”). Within [***] after Zomedica’s receipt of such notice, Zomedica may, in its sole discretion, submit one or more final, binding Purchase Orders for any such discontinued BAW Sensor, which may be delivered in one or more shipments as set forth in such Purchase Orders; provided that the timing of the delivery of such BAW Sensors will be subject to Qorvo’s capacity constraints and availability of supply. For the avoidance of doubt, Qorvo may discontinue any BAW Sensor in its sole discretion subject to Qorvo’s obligations under this Section 4.2. The Parties agree that the [***] limit on Purchase Order quantities set forth in Section 2.4 shall not apply with respect to such final, binding Purchase Orders.

8.	Conflict. Section 5.3 of the Agreement is hereby deleted in its entirety.

9.	Price Adjustment. A new Section 6.7 is hereby added to the Agreement as follows:

6.7. [***].

10.	Late Payments. Section 6.5 of the Agreement is hereby amended and restated in its entirety as follows:

Except for any payments that are disputed by Zomedica in good faith, any payments due under this Agreement that are not made on or before the applicable due date will bear interest at the lower of (a) the maximum rate permitted by Applicable Law and (b) the rate of [***] percentage points per annum above the base interest rate of the Federal Reserve System of the United States on the payment due date or, if unavailable, on the latest date prior to the payment due date on which such rate is available, calculated on a daily basis on the actual number of days elapsed from the payment due date to the date of actual payment. Without limiting the generality of the foregoing, if Zomedica does not pay in cash in full any of the amounts payable to Qorvo pursuant to Section 2.5 or 6.2 within [***] after the date Qorvo notifies Zomedica that such payment is past due, then Qorvo may immediately suspend its manufacture and supply to Zomedica of BAW Sensors hereunder unless and until such payment is made.

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11.	Indemnification. The last sentence of Section 9.3 is hereby amended to read as follows:

No license or right is granted by either Party to the other Party under any patent, patent application, trademark, copyright, software, or trade secret.

12.	Limitation of Liability. Section 9.5.4 of the Agreement is hereby deleted in its entirety.

13.	Term. Section 10.1 of the Agreement is hereby amended and restated in its entirety as follows:

10.1. Term. Subject to the termination rights set forth in this Section 10 below, the initial term of this Agreement shall begin on the Effective Date and terminate ten (10) years from the Effective Date (the “Initial Term”). At the conclusion of the Initial Term, this Agreement will automatically renew for successive three (3)-year periods unless either Party provides the other Party with twelve (12) months’ notice of its intent not to renew the Agreement (together with the Initial Term, the “Term”).

14.	Termination. Sections 10.5 (Failure to Pay) and 10.7 (Termination for Termination of License Agreement) of the Agreement are hereby deleted in their entirety.

15.	Non-Solicitation. Section 12.4 of the Agreement is hereby amended and restated in its entirety as follows:

12.4. Non-Solicitation. During the period commencing on [***] and ending [***], Parent will not, directly or indirectly, solicit for hire any individual [***] and Zomedica will not directly or indirectly, solicit for hire any individual [***]. [***].

16.	Entire Agreement. The references to the License Agreement and Transition and Support Agreement are hereby removed from Section 12.19 of the Agreement.

17.	Effect of Amendment. Except as modified by this Amendment, the terms and conditions of the Agreement remain in full force and effect.

18.	Miscellaneous. The terms and conditions of Sections 12.1, 12.2, 12.5, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12, 12.14, 12.15, 12.16, 12.17, 12.18, 12.19 (as amended by this Amendment) and 12.20 of the Agreement are hereby incorporated herein by reference, mutatis mutandis.

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IN WITNESS HEREOF, the Parties hereto and Zomedica Corp. have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Qorvo Biotechnologies, LLC	Zomedica Inc.

By:	By:
Name:	Name:
Title:	Title:

Qorvo US, Inc.

By:
Name:
Title:

Zomedica Corp.

By:
Name:
Title:

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